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                                                                   EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT (this "Agreement") is executed at 1215 Apollo Way, Sunnyvale, CA 94086, Santa Clara County, California between INVERSE NETWORK TECHNOLOGY, a California corporation and its affiliates (the "Company"), and Michael Watters, whose address is Emilie Avenue, Atherton, CA 94025 ("Employee") on this 15th day of September 1999, and shall be effective as of the Closing Date (as defined in the Merger Agreement (as defined)).

WHEREAS, Employee has heretofore been employed by the Company, serving as President and Chief Executive Officer;

WHEREAS, Employee is the holder of 3,924,000 shares of the common stock, 7,500 shares of Series A Preferred Stock and 6,066 shares of Series B Preferred Stock, each of the Company (the "Employee Shares");

WHEREAS, the Company, Visual Networks, Inc. ("Visual"), and Visual Acquisitions Two, Inc. have executed an Agreement and Plan of Merger (the "Merger Agreement") which will result in the Employee Shares in the Company being converted into shares of Visual (the "Merger");

WHEREAS, as a condition of the future employment of Employee by the Company, the parties now wish to set forth their agreements relating to Employee's employment with the Company in accordance with the terms and conditions specified in this Agreement;


NOW, THEREFORE, in consideration of the premises, the future employment of Employee by the Company, and the mutual covenants contained herein, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employees Employee, and Employee accepts such employment, as President and Chief Executive Office for the Company prior to the Merger, and as Chief Operating Officer of Visual after the Merger, to perform such duties as may be reasonably assigned by the Company's Board of Directors or, following the Merger, by Visual's Board of Directors or Chief Executive Officer. Employee will also perform such additional duties as he may be assigned. Employee and the Company both recognize that the services to be rendered by Employee during the term of his employment are special, unique, and of extraordinary character.

2. MANNER OF PERFORMANCE. Employee shall devote his full business time, best efforts and ability, skill and attention exclusively to the duties assigned to him from time to time and to the furtherance of the best business objectives and interests of the Company, all to the exclusion of other employers or interests, or their products and service. Notwithstanding the foregoing, Employee may engage in activities in connection with any charitable or civic activities, personal investments, serving as a director or advisor to other companies or ventures or as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities


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      and obligations pursuant to this Agreement and are not competitive with the Company.

3.    COMPENSATION.

      (a) For all of the service rendered by Employee to the Company, Employee shall receive an annual base salary of not less than One Hundred and Seventy Five Thousand dollars ($175,000), payable in reasonable periodic installments in accordance with the Company's regular payroll practices in effect from time to time.

      (b) In addition to Employee's base salary, Employee shall be eligible for an annual bonus targeted at twenty-five percent (25%) of his then base salary.

      (c) Throughout the term of this Agreement and as long as they are kept in force by the Company, Employee shall be entitled to participate in and receive such employee benefits and perquisites as are available to other similarly situated employees of the Company.

4. SPECIALIZED TRAINING. The Company has provided and shall continue to provide Employee with specialized and shall furnish him with all of the proprietary information of the Company. All such information, equipment and materials shall remain the property of the Company and shall be returned upon demand.

5. PROPRIETARY INFORMATION AGREEMENT. Employee and the Company acknowledge and agree that the Proprietary Information Agreement dated as of ________, 199__, shall remain in full force and effect.

6. PROTECTION OF THE COMPANY'S BUSINESS. Employee agrees and covenants that, during the term of his employment with the Company and for a period of eighteen (18) months from the effective date of the Merger, the Employee will not directly or indirectly, in all locations where the Company carries on business, including Sunnyvale and Santa Clara
      County:

      (a) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates; or

      (b) make any competitive sales or service contracts with, or solicit, accept, or service any competitive business from, any client or customer of the Company for whom Employee had sales or service or other material responsibilities during Employee's employment with the Company; or

      (c) in any other way carry on a business competitive to that of the Company.

7. REMEDIES. In the event of a breach or threatened breach by Employee of any obligation(s) or covenant(s) under Section 6 of this Agreement, the Company shall be


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      entitled to injunctive relief in addition to any and all other rights and remedies which it may have.

8.    TERMINATION OF EMPLOYMENT.

      (a) With Cause: Employee's employment may be terminated by the Company without advance notice to Employee for "cause." As used in this Agreement, "cause" shall be defined as:

            (i) conviction of or plea of nolo contendre to a nonvehicular felony;

            (ii) willful violation of specific and lawful directions from the Board of Directors of the Company or excessive absenteeism which shall continue for a period of thirty (30) days after written notice thereof is given of such violation or absenteeism;

            (iii) embezzlement or theft of Company assets, or other fraud or dishonesty as determined in a court of law; or

            (iv) material breach by Employee of the provisions of this Agreement, which breach shall continue for a period of thirty (30) days after a written notice thereof is given to Employee.

      (b) Without Cause: The employment of Employee may be terminated without cause by either party upon two (2) weeks notice. In the event Employee's employment is terminated without cause, or in the event Employee voluntarily resigns his employment for good reason, Employee shall be entitled to the following as severance:

            (i) in a lump sum all unpaid salary, vacation and bonus accrued through the date of termination;

            (ii) payable in the discretion of the Company either in a lump sum or over a period of twelve (12) months in accordance with the Company's normal payroll practices, an amount equal to the sum of (x) Employee's one year base salary then in effect and (y) the greater of the amount Employee would have received as a bonus in the year of termination assuming that all performance targets or other conditions for receipt of such bonus were met, or the amount of Employee's bonus in the year prior to termination;

            (iii) notwithstanding any provision to the contrary contained in any plan or agreement, Employee shall become 100% vested in all restricted stock owned by Employee as of the date hereof to the extent not previously vested.

      As used in this Agreement, "good reason" shall mean:

            (A) the assignment to Employee of any duties materially inconsistent with his


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      authority, duties or responsibilities, or any other action by the Company which results in a material diminution or material adverse change in such authority, duties or responsibilities, other than such assignment or any other such action which is not related to any failure by Employee to satisfy mutually agreed upon performance goals, excluding for this purpose an isolated action not taken in bad faith by the Company and which is remedied prior to the expiration of the 30-day period after receipt of notice thereof given by Employee; or

            (B) any material breach of this Agreement by the Company, other than an isolated failure not occurring in bad faith and which is remedied prior to the expiration of the 30-day period after receipt of written notice thereof given by Employee; or

            (C) any material reduction in Employee's base salary or bonus opportunities which is not related to any failure by Employee to satisfy mutually agreed upon performance goals; or

            (D) without Employee's consent, relocation of Employee's principal office location by more than 20 miles from Sunnyvale, California.

9. SEVERABILITY. If any clause or portion of this Agreement, or any covenant or restriction against competition set forth herein, is determined or declared to be void, unenforceable, excessive, or unreasonable, all remaining parts of the Agreement shall be enforceable to the full extent found valid and/or reasonable by any Court of competent jurisdiction.

10. GENERAL CONDITIONS. This Agreement is executed under and shall be construed in accordance with the laws of the State of California, irrespective of the legal residence of the Employee. The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors or assigns of the parties. No waiver by the Company of any breach hereunder by Employee shall be deemed or construed as a waiver of any other breach or of any subsequent breach. This Agreement constitutes the entire agreement between the parties and all prior or contemporaneous agreements or understandings, whether written or oral, are revoked and integrated herein.


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      IN WITNESS WHEREOF, the parties have each caused this Employment
Agreement to be executed on the day and in the year below written.



                        INVERSE NETWORK TECHNOLOGY


Dated:     /    /             By: /s/ MIKE GENNERO
                                 ----------------------------
                              Name:  Mike Gennero
                              Title: CFO


Dated:     /    /             /s/ MICHAEL WATTERS
                              -------------------------------
                              Employee